EXHIBIT 24

FORM
OF
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Nicholas J. Chulos, Executive Vice President, General Counsel and Corporate
Secretary, Steven C. Babinski, Senior Vice President and
Assistant General Counsel or Andrea L. Stangl, Assistant
Corporate Secretary, of First Midwest Bancorp, Inc. (the
?Company?), and each of them acting and signing alone and each with the power to appoint his or her substitute, the undersigned?s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the
undersigned?s capacity as an officer and/or director of
the Company or First Midwest Bank, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules and regulations thereunder and Forms 144 in accordance with Rule 144 under the Securities Act of 1933;
(2)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, complete and execute any amendment or amendments thereto, and timely file such form or amendment with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as shall be deemed appropriate by such attorney-in-fact in such attorney-in-fact?s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary, appropriate or proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the earliest of the following has occurred: (1) the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, (2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (3) as to any attorney-in-fact individually, such attorney-in-fact is no longer employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of March, 2019.

Signature:	/s/ ROBERT DOUGLAS ROSE
Print Name:	Robert Douglas Rose